                                  EXHIBIT (2)
                                  ------------

                     Bylaws of Transamerica Investors, Inc.

                         TRANSAMERICA INVESTORS, INC.
                              ("the Corporation")

                  Secretary's Certification Regarding Bylaws

     I, the undersigned, being the duly elected, qualified and acting Secretary of the Corporation, do hereby certify as follows: that attached hereto is a true and complete copy of the Bylaws of the Corporation adopted on March 27, 1995 and such Bylaws have not been amended, altered, modified or revoked since such date and remain in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation as of the 27th day of March, 1995.


                                                   /s/ Reid A Evers
                                                 ------------------------------
                                                        Reid A. Evers
                                                        Secretary

                          TRANSAMERICA INVESTORS, INC.

                                     BYLAWS


                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. The Corporation is not required to hold an annual meeting each year. An annual meeting of shareholders shall be held only in those years in which the election of Directors is required to be acted on under the Investment Company Act of 1940. At each such meeting, any other proper business within the power of shareholders may be transacted. Such annual meeting shall be held on a date and at a time designated by the Board of Directors. If the Corporation is required to hold a meeting of shareholders to elect Directors, such meeting shall be designated an annual meeting and shall be held on such date no later than 120 days after the occurrence of the event requiring the meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of shareholders may be called by the President or by the Board of Directors. Special meetings of shareholders may also be called by the Secretary on the written request of shareholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. Any such request shall state the purposes of the proposed meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting. No special meeting need be called upon the request of the holders of less than a majority of all the votes entitled to be cast at such meeting to consider any matter that is substantially the same as a mater voted upon at any special meeting of the shareholders held during the preceding twelve months.

     Section 3. PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place within or without the State of Maryland as may be fixed by the party or parties making the call as stated in the notice thereof.

     Section 4. NOTICE. Not less than ten nor more than ninety days before the date of every annual or special meeting of shareholders the Secretary or an Assistant Secretary shall give to each shareholder of record notice of such meeting either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. Such notice shall be deemed to have been given when deposited in the mail for delivery to the shareholder at the shareholder's address appearing on the books of the Corporation. It shall not be necessary to set forth the business proposed to be transacted in the notice of any annual meeting except that any proposal to amend the Articles of Incorporation of the Corporation shall be set forth in such notice. Notice of a special meeting shall state the purpose or purposes for which it is called.

     Section 5. QUORUM. At all meetings of the shareholders (including meetings of shareholders of a particular series), the presence in person or by proxy of shareholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting, a majority of those shareholders present in person or by proxy may adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined shall be present, whereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

     Section 6. VOTING. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation. At all meetings of shareholders, each shareholder shall be entitled to one vote or fraction thereof for each share standing in the shareholder's name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding entitled to vote shall be voted in the aggregate and not by class or by series except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, shares shall be voted by individual class or series and (2) only shares of the respective series or class are entitled to vote on matters concerning only that series or class.

     Section 7. PROXIES. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing subscribed by the shareholder or the shareholder's duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. All proxies shall be filed with the Secretary or an Assistant Secretary of the Corporation or if the meeting shall so decide, by the Secretary of the meeting. All proxies shall be deemed valid unless challenged at or prior to its exercise with the burden to prove invalidity resting on the challenger. At all meetings of shareholders, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairperson of the meeting.

     Section 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action is signed by each shareholder entitled to vote on the subject matter thereof, each shareholder entitled to notice of the meeting but not entitled to vote at it signs a written waiver of any right to dissent and such consents and waivers are filed with the records of the Corporation.

     Section 9. PRESIDING OFFICER. Shareholders meetings shall be presided over by a Chairperson of the meeting who shall be the Chairperson of the Board of Directors, or if he or she is not present, by the President of the Corporation, or if he or she is not present, by an Officer or Director appointed by the President.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 1. POWERS IN GENERAL. The Board of Directors shall have control and management of the affairs, business and properties of the Corporation. The Board of Directors shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

     Section 2. POWER TO AUTHORIZE ISSUANCE OF SHARES. The Board of Directors is empowered to authorize the issuance from time to time of shares of the Corporation, whether now or hereafter authorized; provided, however, that the consideration per share to be received by the Corporation upon the issuance or sale of any shares shall be the net asset value per share determined in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission and in conformity with generally accepted accounting practices and principles.

     Section 3. POWER TO DECLARE DIVIDENDS. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions on any series by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders redeeming their entire ownership of shares. Any dividends or distributions may be made in cash or shares or a combination thereof as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for election by each shareholder of the mode of the making of such dividend or distribution to that shareholder.

     Section 4.  NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF
OFFICE. The number of Directors of the Corporation shall be fixed from time to time by a majority of the entire Board of Directors but shall be no less than three nor more than twenty. Directors need not be shareholders. The Board of Directors may from time to time by a majority of the entire Board increase or decrease the number of Directors to such number as it deems expedient not to be less than three nor more than twenty, however, and fill the vacancies so created. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Until the first annual meeting of shareholders or until successors are duly elected and qualify, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. The members of the Board of Directors shall be elected by the shareholders at each annual meeting of shareholders. Each Director shall hold office until the annual meeting next held after the Director's election and until the election and qualification of the Director's successor.

     Section 5. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

     Section 6. ANNUAL MEETINGS. The Board of Directors shall meet for the election of Officers and any other business as promptly as may conveniently be done after the adjournment of the annual meeting of shareholders.

     Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places as may be designated at the call of such meeting. Special meetings shall be called by the Secretary or Assistant Secretary at the request of the President or any Director.

     Section 9. NOTICE. Annual and regular meetings of the Board of Directors shall be held without notice. The Secretary or Assistant Secretary shall give, at least twenty-four hours before any special meeting of the Board of Directors, notice of such special meeting to each member of the Board by mail, facsimile, telegram or telephone to member's last known residence or usual place of business. It is not necessary to state in the notice of any special meeting the purpose or business to be transacted at such meeting.

     Section 10. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these Bylaws.

     Section 11. QUORUM. A majority of the Directors then in office shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation of the Corporation or these Bylaws. In the absence of a quorum at any meeting, a majority of the Directors present may adjourn the meeting from day to day or for such longer periods as they may designate without notice other than by announcement at the meeting. At the adjourned meeting, the Directors may transact any business which might have been transacted at the original meeting.

     Section 12. RESIGNATIONS. Any Director of the Corporation may resign at any time by mailing or delivering written notice to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. REMOVAL. At any meeting of shareholders duly called for the purpose, any Director may by the vote of a majority of all of the shares entitled to vote be removed from office. At the same meeting, the vacancy in the Board of Directors may be filled by the election of a Director to serve for the remainder of the term and until the election and qualification of the Director's successor.

     Section 14. VACANCIES. Except as otherwise provided by the Investment Company Act of 1940 or other applicable law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by action of a majority of the remaining members of the Board of Directors although such majority is less than a quorum and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. The Board may not elect any Director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall be those named in the Articles of Incorporation or shall have been elected to such office by the shareholders. If at any time after the first meeting of shareholders of the Corporation, a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the shareholders shall be called forthwith, and in any event within sixty (60) days, for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until the Director's successor is duly elected and qualifies. Notwithstanding the foregoing, the shareholders may, at any time during the term of such Director elect to fill a vacancy, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the shareholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for such purpose. An appointment of a Director may be made in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Directors, provided that such appointment shall not become effective prior to such retirement, resignation or increase in number of Directors.

     Section 15. COMPENSATION OF DIRECTORS. The Directors may receive a stated salary for their services as Directors, and by Resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

     Section 16. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any annual, regular or special meeting of the Board of Directors may be taken at a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time or without a meeting if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

     Section 17. OFFICERS OF THE BOARD. The Board of Directors may appoint one of its members to serve as Chairperson of the Board of Directors, and may appoint one or more of its members to serve as Vice Chairperson of the Board of Directors.


                                  ARTICLE III

                        EXECUTIVE AND OTHER COMMITTEES

     Section 1. APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE. The Board of Directors, by resolution passed by a vote of a majority of the entire Board, may appoint an Executive Committee, which shall consist of two or more Directors.

     Section 2. VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the Executive Committee from any cause may be filled by the Board of Directors at any meeting thereof by a vote of the majority of the entire Board.

     Section 3. EXECUTIVE COMMITTEE TO REPORT TO BOARD. All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

     Section 4. PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these Bylaws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority of the members of the Executive Committee at any meeting shall constitute a quorum for the transaction of business and in every case an affirmative vote of a majority of all of the members of the Executive Committee present shall be necessary for the taking of any action.

     Section 5. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as limited by these Bylaws or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation in such manner as the Executive Committee shall deem to be in the best interest of the Corporation, and shall have power to authorize the Seal of the Corporation to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power
(a) to elect Directors, (b) to increase or decrease the number of Directors, (c) to elect or remove any Officer, (d) to declare dividends or other distributions,
(e) to issue shares or recommend to shareholders any action requiring shareholder approval, (f) to amend or repeal these Bylaws or adopt new Bylaws,
(g) to approve or terminate any contract with an investment adviser or principal underwriter as such terms are defined in the Investment Company Act of 1940 or

(h) to take any other action required to be taken by the Board of Directors under the Investment Company Act of 1940.

     Section 6. OTHER COMMITTEES. From time to time the Board of Directors may appoint any other Committee or Committees for any purpose or purposes to the extent lawful, which shall have such powers as shall be specified in the resolution of appointment.

     Section 7. COMPENSATION. The members of any duly appointed Committee shall receive such compensation and/or fees as from time to time may be fixed by the Board of Directors.

     Section 8.  INFORMAL ACTION BY EXECUTIVE COMMITTEE OR OTHER COMMITTEES.
Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed Committee may be taken without a meeting if written consent to such action is signed by all members of such Committee and such written consent is filed with the minutes of the proceedings of such Committee.

                                  ARTICLE IV

                                   OFFICERS

     Section 1. GENERAL PROVISIONS. The Officers of the Corporation shall be the President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors shall elect or appoint such other Officers or agents as the business of the Corporation may require including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any two or more Offices except those of President and Vice President.

     Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors at its annual meeting following the annual meeting of shareholders, if an annual meeting of shareholders is held. Each Officer shall hold Office until the annual meeting of the Board of Directors in the next year and until the election and qualification of the Officer's successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board. The Board of Directors may elect or appoint additional Officers or agents at any regular or special meeting of the Board.

     Section 3. REMOVAL. Any Officer elected by the Board of Directors may be removed with or without cause at any time upon a vote of the majority of the entire Board of Directors, if the Board of Directors, in its judgment, finds that the best interests of the Corporation will be served by such removal. Any other employee of the Corporation may be removed or dismissed at any time by the President.

     Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any Office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such Office.

     Section 6. PRESIDENT. The President shall be the chief executive officer of the Corporation. The President shall, unless other provisions are made therefor by the Board or Executive Committee, employ and define the duties of all employees of the Corporation and shall have the power to discharge any such employees. The President shall exercise general supervision over the affairs of the Corporation and shall perform such other duties as may be assigned to the President from time to time by the Board of Directors.

     Section 7. VICE PRESIDENT. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. A Vice President shall perform such other duties as may be assigned to the Vice President from time to time by the Board of Directors, the Executive Committee or the President.

     Section 8. SECRETARY. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the shareholders and of the Board of Directors. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and of the Seal of the Corporation and shall see that the Seal is affixed to all documents the execution of which on behalf of the Corporation under its Seal is duly authorized. The Secretary shall keep directly or through a Transfer Agent a register of the post office address of each shareholder, and shall be responsible for making all proper changes in such register and retaining and filing the authority for such entries. The Secretary shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed. The Secretary shall perform such other duties as may, from time to time, be assigned to the Secretary by the Board of Directors, the Executive Committee or the President.

     Section 9. TREASURER. The Treasurer shall have supervision of the custody of the funds and securities of the Corporation, subject to the Articles of Incorporation of the Corporation and applicable law. The Treasurer shall submit to the annual meeting of shareholders a statement of the financial condition of the Corporation and whenever required by the Board of Directors shall make and render a statement of the accounts of the Corporation and such other statements as may be required. The Treasurer shall cause to be kept in books of the Corporation full and accurate account of all moneys received and paid out for the account of the Corporation. The Treasurer shall perform such other duties as may be from time to time assigned to the Treasurer by the Board of Directors, the Executive Committee or the President.

     Section 10. ASSISTANT VICE PRESIDENT. An Assistant Vice President shall have such authority and perform such duties as may be assigned to the Assistant Vice President from time to time by the Board of Directors, the Executive Committee or the President.

     Section 11. ASSISTANT SECRETARY. An Assistant Secretary shall, in the absence of the Secretary, perform the duties of the Secretary and shall have such further powers and perform such other duties as may be assigned to the Assistant Secretary from time to time by the Board of Directors, the Executive Committee or the President.

     Section 12. ASSISTANT TREASURER. An Assistant Treasurer shall, in the absence of the Treasurer, perform the duties of the Treasurer and shall have such further powers and perform such other duties as may be assigned to the Assistant Treasurer from time to time by the Board of Directors, the Executive Committee or the President.

     Section 13. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors. No Officers shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE V

                                    SHARES

     Section 1. STOCK LEDGER. A stock ledger shall be kept at the principal office of the Corporation or at the principal office of any Transfer Agent duly appointed by the Board of Directors which shall contain the names and addresses of all the shareholders, the number of shares held by them and a record of all transfers thereof.

     Section 2. ISSUANCE OF SHARES. Shares of stock will be issued without certificates. Fractional shares may be issued.

     Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or shareholders to receive payment of any dividend. Such date shall in any case not be more than 60 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer books of the Corporation shall be closed for a stated period not to exceed in any case 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least 10 days immediately preceding such meeting.

     Section 4. TRANSFER AGENT; REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and transfer of shares and may appoint a Transfer Agent for that purpose.

                                  ARTICLE VI

                 AGREEMENTS, CHECKS, DRAFTS, AND ENDORSEMENTS

     Section 1. AGREEMENTS. (a) The Corporation may enter into exclusive or non-exclusive contract(s) for the sale of its shares and may also enter into contracts, including but not limited to investment advisory, management, custodial, transfer agency and administrative services. The terms and conditions, methods of authorization, renewal, amendment and termination of the aforesaid contracts shall be as determined at the discretion of the Board of Directors, subject, however, to the provisions of these Bylaws, applicable federal and state law and the rules and regulations of the Securities and Exchange Commission.

          (b) Subject to and in compliance with the provisions of the General Laws of the State of Maryland respecting interested director transactions and applicable federal law, the Corporation may enter into written underwriting contracts, management contracts and contracts for research, advisory or administrative services with Transamerica Occidental Life Insurance Company, Transamerica Investment Services, Inc., the parents, affiliates or subsidiaries thereof, or their respective successors, or otherwise to do business with such Corporation, notwithstanding the fact that one or more of the Directors of the Corporation and some or all of its Officers are, have been, or may become Directors, Officers, Employees or Stockholders of

Transamerica Occidental Life Insurance Company, Transamerica Investment Services, Inc., or their parents, affiliates, subsidiaries or successors, and in the absence of actual fraud the Corporation may deal freely with Transamerica Occidental Life Insurance Company, Transamerica Investment Services, Inc., or their parents, affiliates, subsidiaries or successors, and neither such underwriting contract, management contact or contract for research, advisory or administrative services nor any other contract or transaction between the Corporation and Transamerica Occidental Life Insurance Company, Transamerica Investment Services, Inc. or their parents, affiliates, subsidiaries or successors shall be invalidated or in any way affected thereby, nor shall any Director or Officer of the Corporation be liable to the Corporation or to any shareholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction. Anything in the foregoing notwithstanding, no Officer or Director or underwriter or investment adviser of the Corporation shall be protected against any liability to the Corporation or to its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (c) The Board of Directors or the Executive Committee may authorize any Officer or Officers or agent or agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and, unless so authorized by the Board of Directors or by the Executive Committee or by these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any Agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     Section 2. CHECKS AND DRAFTS. All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, employee or employees, or agent or agents as shall from time to time be designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation and the bank appointed as Custodian, pursuant to the provisions of these Bylaws.

     Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, employee or employees, or agent or agents as may be authorized by the Board of Directors or the Executive

Committee.

     Section 4. EVIDENCE OF AUTHORITY. Anyone dealing with the Corporation shall be fully justified in relying on a copy of a resolution of the Board of Directors or of any Committee thereof empowered to act which is certified as true by the Secretary or an Assistant Secretary under the Seal of the Corporation.

     Section 5. DESIGNATION OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian all funds, securities and similar investments owned by the Corporation, with the exception of securities loaned under a properly authorized Securities Loan Agreement. The Custodian shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix the Custodian's remuneration.

     Section 6. ACTION UPON TERMINATION OF A CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall use its best efforts to appoint promptly a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                  ARTICLE VII

                               BOOKS AND RECORDS

     Section 1. LOCATION. The books and records of the Corporation, including the stock ledger or ledgers, may be kept in or outside the State of Maryland at such office or agency of this Corporation as may be from time to time determined by the Board of Directors.

     Section 2. INSPECTION BY SHAREHOLDERS. The Board of Directors shall, subject to the General Laws of the State of Maryland, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of shareholders.

     Section 3. INSPECTION BY INDEPENDENT PUBLIC ACCOUNTANTS. The books of account of the Corporation shall be examined by an independent firm of public accountants, selected and ratified in accordance with the provisions of the Investment Company Act of 1940, at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation.

                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 1. OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND OTHERS. The Corporation shall indemnify its Officers, Directors, employees and agents and any person who serves at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as follows:

          (a) Every person who is or has been a Director, Officer, employee or agent of the Corporation and persons who serve at the Corporation's request as Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Director, Officer, employee or agent of the Corporation or of another employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation and against amounts paid or incurred by him or her in the settlement thereof.

          (b) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          (c) No indemnification shall be provided hereunder to a Director, Officer, employee or agent against any liability to the Corporation or its shareholders by reason of willful misfeasance, active and deliberate dishonesty, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (d) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any Director, Officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (e) In the absence of a final decision on the merits by a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in paragraph (f) of this Section 1, unless in the absence of such a decision, a reasonable determination based upon a factual review has been made (1) by a majority vote of a quorum of non-party Directors who are not "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940; (2) by independent legal counsel approved by the Board of Directors in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties; or (3) by the shareholders.

          (f) The Corporation further undertakes that advancement of expenses incurred in the defense of a proceeding by an Officer, Director or controlling person of the Corporation in advance of the final disposition of the proceeding (upon receipt by the Corporation of: (a) a written affirmation by the Officer, Director or controlling person of the Corporation of that person's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in the Maryland General Corporation Law has been met; and (b) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct as stated above has not been met) will not be made absent the fulfillment of at least one of the following conditions: (1) the Corporation is insured against losses arising by reason of any lawful advances or (2) a majority of a quorum of disinterested, non-party Directors or independent legal counsel in a written opinion makes a factual determination that there is a reason to believe the indemnitee will be entitled to indemnification.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 1. SEAL. The Seal of the Corporation shall be a disk inscribed with the words TRANSAMERICA INVESTORS, INC.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December in each year.

     Section 3. WAIVER OF NOTICE. Whenever, under the provisions of these Bylaws or of any law, an individual is entitled to receive notice of a meeting, such individual waives notice if he or she:

          (a) before or after the meeting signs a waiver of the notice which is filed with the records of the meeting; or

          (b)  is present at the meeting.

                                   ARTICLE X

                                  AMENDMENTS

     Section 1. AMENDMENTS BY BOARD OF DIRECTORS. The Board of Directors shall have the power at any regular or special meeting, if notice thereof be included in the notice of such special meeting, to alter, amend or repeal any of these Bylaws of the Corporation and to make new Bylaws for the Corporation.

     Section 2. AMENDMENTS BY SHAREHOLDERS. The shareholders shall have the power, at any annual meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter, amend or repeal any of these Bylaws of the Corporation and to make new Bylaws for the Corporation.